Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-15190, 333-52476, 333-101457 and 333-53150 on Form S-3; Registration
Statement Nos. 33-47534, 333-40796, 33-54307, 333-95035, 333-91786 and 33-1720
on Form S-8; and Registration Statement No. 2-96386 on Form S-14, all of Pinnacle West Capital Corporation, of our report dated February 3, 2003 (March 4, 14, 26 and 27, 2003 as to Note 24) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the change in 2002 in the method of accounting for trading activities in order to comply with the provisions of Emerging Issues Task Force Issue No. 02-3, ISSUES INVOLVED IN ACCOUNTING FOR DERIVATIVE CONTRACTS HELD FOR TRADING PURPOSES AND CONTRACTS INVOLVED IN ENERGY TRADING AND RISK MANAGEMENT ACTIVITIES, and to the change in 2001 in the method of accounting for derivatives and hedging activities in order to comply with the provisions of Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES) appearing in this Annual Report on Form 10-K of Pinnacle West Capital Corporation for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 27, 2003